Exhibit 2.(iii)

                      AMENDMENT TO AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER


        THIS AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN
OF MERGER (this "Amendment") is entered into as of this ____ day of February, 1997, by and among CHATEAU PROPERTIES, INC., a Maryland corporation ("Chateau"), ROC COMMUNITIES, INC., a Maryland corporation ("ROC"), and R ACQUISITION SUB, INC., a Maryland corporation and a subsidiary of Chateau ("R Sub").


                               R E C I T A L S:

        WHEREAS, Chateau, ROC and R Sub are parties to an Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1996 and amended by the amendment thereto dated December 20, 1996 (the "Merger Agreement"); and

        WHEREAS, Chateau, ROC and R Sub wish to amend the Merger Agreement in accordance with the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        1. Cancellation of Common Stock Owned by ROC. Article I is hereby amended by adding the following Section 1.10 to the end thereof:

        "SECTION 1.10 Common Stock Owned by ROC. By virtue of the Merger and without any further action on the part of any party, all shares of Common Stock owned by ROC, including any rights to receive a Common Stock dividend declared by Chateau and any rights to receive any shares of Common Stock resulting from the waiver and reallocation of any such dividend, shall be cancelled as a part of and immediately upon the Merger being effective and no such shares of Common Stock shall be considered as outstanding for any purpose whatsoever and all of them shall become authorized but unissued shares."

        2. Capitalized Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Merger Agreement.

        3. Effect of Amendment. In the event of a conflict between the terms of this Amendment and the terms of the Merger Agreement, the terms of this Amendment shall govern and control. Except as specifically set forth in this Amendment, the terms and effectiveness of the Merger Agreement are ratified and confirmed in all respects.

        4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one in the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        IN WITNESS WHEREOF, Chateau, ROC and R Sub have caused this Amendment to be signed by their respective duly authorized officers, all as of the date first written above.


                         CHATEAU PROPERTIES, INC.

                         By: /s/ C.G. Kellogg
                            -----------------------------------------------


                                Its: Chief Executive Officer
                                   ----------------------------------------



                         ROC COMMUNITIES, INC.

                         By: /s/ Gary McDaniel
                            -----------------------------------------------


                                Its: Chief Executive Officer
                                   ----------------------------------------



                         R ACQUISITION SUB, INC.

                         By: /s/ C.G. Kellog
                            -----------------------------------------------


                                Its: Chief Executive Officer
                                   ----------------------------------------



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